UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2017

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2627

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Catamaran Loan and Security Agreement

Effective July 11, 2017, Mendocino Brewing Company, Inc. (the “Company”), and Catamaran Services, Inc., a Delaware corporation (“Catamaran”), entered into a Loan and Security Agreement (the “Catamaran LSA”), pursuant to which, among other things, Catamaran shall make loans and advances available to the Company from time to time prior to July 1, 2018, in an aggregate amount up to Two Million Dollars ($2,000,000), on the terms and conditions set forth in the Catamaran LSA. Each loan installment shall be evidenced by a promissory note (each a “New Note” and collectively the “New Notes”) to be issued by the Company to Catamaran. Each New Note shall have a term of six months and bear interest at a rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the outstanding principal thereunder is fully paid. No portion of principal or interest on any New Note will be payable or paid until the Obligations (as that term is defined in the Credit and Security Agreement dated as of June 23, 2011, as amended, modified, or supplemented from time to time, (the “Credit Agreement”), between the Company, Releta Brewing Company LLC, a Delaware limited liability company (“RBC” and, together with the Company, the “Borrowers”) and MB Financial Bank, N.A., successor in interest to Cole Taylor Bank (“Lender”)) have been paid and satisfied in full. If the Company is not able to satisfy its obligations under any New Note within six month following the date of issuance of such New Note, such New Note shall be automatically extended for an additional six month term.

Any New Note may be prepaid without penalty at the option of the Company; however, no payments on any New Note may be made unless the Obligations have been satisfied in full. Any New Note may be assigned to any third party by Catamaran.

Each New Note is secured by a security interest in all of the assets, real, personal and intangible, of the Borrowers (collectively “Property”), which security interest is subject and subordinated to the security interest held by Lender pursuant to the Credit Agreement, as further set forth in the Subordination Agreement (as defined below). Subject to senior rights of the Lender, the Company’s obligations under the Catamaran LSA are subject to acceleration upon the occurrence of an event of default under the Catamaran LSA.

The foregoing is not intended to be a complete description of the Catamaran LSA and is subject to, and qualified in its entirety by, the full text of the Catamaran LSA filed as Exhibit 10.1 to this current report on Form 8-K.

Catamaran Promissory Note Modification Agreement

Effective July 11, 2017, Catamaran and the Company entered into a Promissory Note Modification Agreement (the “Modification Agreement”) to modify the terms of each of the following previously issued unsecured promissory notes: (a) the promissory note dated January 22, 2014 in the original principal amount of $500,000, (b) the promissory note dated April 24, 2014 in the original principal amount of $500,000, (c) the promissory note dated February 5, 2015 in the original principal amount of $500,000, (d) the promissory note dated June 30, 2015 in the original principal amount of $500,000, (e) the promissory note dated March 14, 2016 in the original principal amount of $325,000, (f) the promissory note dated March 30, 2016 in the original principal amount of $75,000, and (g) the promissory note dated May 24, 2017 in the original principal amount of $200,000 (collectively the “Prior Notes”). The Modification Agreement, among other things, grants Catamaran a security interest in the Property securing the prompt and full satisfaction of the outstanding principal balance and all other sums due under the Prior Notes, which security interest is subject and subordinate to the security interest held by Lender pursuant to the Credit Agreement, as further set forth in the Subordination Agreement.

The foregoing is not intended to be a complete description of the Modification Agreement and is subject to, and qualified in its entirety by, the full text of the Modification Agreement filed as Exhibit 10.2 to this current report on Form 8-K.

New Secured Note

On July 17, 2017, the Company issued a New Note (the “New Secured Note”) to Catamaran in the principal amount of $500,000. The Company previously issued the Prior Notes to Catamaran as set forth above. The Prior Notes have been disclosed in the Company’s current reports on Form 8-K filed on January 28, 2014, April 24, 2014, February 11, 2015, July 7, 2015, March 18, 2016 as subsequently amended by the Company’s current report on Form 8-K/A filed on March 22, 2016 and on May 31, 2017; and quarterly reports on Form 10-Q filed on May 15, 2014, August 14, 2014, November 14, 2014, May 15, 2015, August 14, 2015 and November 16, 2015 and annual reports on Form 10-K filed on March 31, 2014, March 31, 2015 and April 14, 2016 (all of which are incorporated by reference herein to the extent they refer to such Prior Notes).

Pursuant to the terms of the New Secured Note, the Company promises to pay the principal sum of $500,000 with accrued interest, as described below, to Catamaran within six months following the date of the New Secured Note, subject to payment in full of the Obligations.

If the Company is not able to satisfy its obligations on the New Secured Note within the six month period following the date of the Secured Note, the Secured Note shall be automatically extended for additional six month terms until the New Secured Note is paid. Interest shall accrue on the unpaid principal of the New Secured Note at a rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the principal is fully paid.

The New Secured Note may be prepaid without penalty at the option of the Company; however, no payments on the New Secured Note may be made unless the Obligations have been satisfied in full. The New Secured Note may be assigned to any third party by Catamaran.

The New Secured Note is secured by a security interest in the Property, which security interest is subject and subordinated to the security interest held by Lender pursuant to the Credit Agreement, as further set forth in the Subordination Agreement.

The foregoing is not intended to be a complete description of the New Secured Note and is subject to, and qualified in its entirety by, the full text of the New Secured Note which is filed as Exhibit 10.3 to this current report on Form 8-K.

Catamaran Subordination Agreement

Effective July 11, 2017, Borrowers entered into that certain Subordination Agreement with Catamaran and Lender (the “Subordination Agreement”). Pursuant to the Subordination Agreement, any and all amounts payable to Catamaran under the Prior Notes or any New Note (collectively, “Junior Debt”) shall be subordinate and subject to Lender’s right of payment in full of the Obligations and (b) the existing liens, and any hereafter acquired, of Lender in the Property securing the Obligations shall be senior to all existing liens, and any hereafter acquired, of Catamaran in the Property securing the Junior Debt. Furthermore, pursuant to the Subordination Agreement, in the event of Borrower’s insolvency, bankruptcy or other similar proceeding, the Obligations are to be paid in full prior to any repayment of the Junior Debt.

The foregoing is not intended to be a complete description of the Subordination Agreement and is subject to, and qualified in its entirety by, the full text of the Subordination Agreement filed as Exhibit 10.4 to this current report on Form 8-K.

Amendment of MB Financial Agreement

Effective July 11, 2017, the Borrowers and Lender entered into a Thirteenth Amendment (the “Thirteenth Amendment”) to the Credit Agreement.

The Thirteenth Amendment amends Section 1.02, Section 11.02 and Section 11.13 of the Credit Agreement to allow the Company to incur secured debt from Catamaran in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) pursuant to the Catamaran LSA. The Thirteenth Amendment also allows the Borrowers to grant security interests to Catamaran to secure the Junior Debt pursuant to Catamaran LSA and Modification Agreement, which security interests shall be subject and subordinate to the security interest held by Lender as further set forth in the Subordination Agreement. In connection with the Thirteenth Amendment, Borrowers paid a $3,000 amendment fee to the Lender, which was charged to the revolving line of credit provided by Lender under the Credit Agreement.

The Thirteenth Amendment also confirms the continuance of certain events of default under the Credit Agreement. The Borrowers have previously received notices from the Lender regarding the exercise of rights related to events of default on September 18, 2013, April 18, 2014 and August 18, 2014 (the “Default Notices”), as described in current reports on Form 8-K of the Company filed on September 24, 2013, April 24, 2014 and August 22, 2014, respectively. As previously disclosed in the Company’s current reports on Form 8-K filed on May 3, 2013, September 24, 2013, April 24, 2014, August 22, 2014, January 27, 2015, and June 9, 2015, quarterly reports on Form 10-Q filed on August 14, 2013, November 14, 2013, August 14, 2014, November 11, 2014, May 15, 2015, August 14, 2015, November 16, 2015, May 16, 2016, August 15, 2016 and November 14, 2016, annual reports on Form 10-K filed on March 31, 2014, March 31, 2015 and April 14, 2016 (which are incorporated by reference herein to the extent they refer to the Credit Agreement), the Borrowers have been in default under certain provisions of the Credit Agreement.

The Lender has not waived the events of default described in the Default Notices or the Thirteenth Amendment and has reserved the right to exercise all available rights and remedies. The Lender could declare the full amount owed under the Credit Agreement due and payable at any time for any reason or no reason. If the Lender exercises additional remedies, such exercise would have a material adverse effect on the Company’s financial condition and the Company’s ability to continue to operate.

As previously disclosed in the Company’s current report on Form 8-K filed on January 14, 2016, the Company engaged Gordian Group, LLC to assist it in evaluating, exploring and, if deemed appropriate by the Company, pursuing and implementing certain strategic and financial options and transactions, including refinancing the credit facility (a “Financial Transaction”). While the Company has commenced evaluating its available options, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for this effort, and there can be no assurance that any Financial Transaction will be presented, implemented or consummated. If the Company is unable to complete a Financial Transaction, or to otherwise refinance the credit facility or further extend the Credit Agreement, such events would have a material adverse effect on the Borrowers’ financial condition and their ability to continue to operate.

The foregoing is not intended to be a complete description of the Thirteenth Amendment and is subject to, and qualified in its entirety by, the full text of the Thirteenth Amendment filed as Exhibit 10.5 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit
Number	Description

10.1	Loan and Security Agreement, effective as of July 11, 2017, by and between Mendocino Brewing Company, Inc., a California corporation, and Catamaran Services, Inc., a Delaware corporation.

10.2	Promissory Note Modification Agreement, effective as of July 11, 2017 by and between Mendocino Brewing Company, Inc., a California corporation, and Catamaran Services, Inc., a Delaware corporation.

10.3	Promissory Note of Mendocino Brewing Company, Inc. in favor of Catamaran Services, Inc. dated July 17, 2017.

10.4	Subordination Agreement effective as of July 11, 2017, by and among MB Financial Bank, N.A., successor in interest to Cole Taylor Bank, Catamaran Services, Inc., a Delaware corporation, Mendocino Brewing Company, Inc., a California corporation, and Releta Brewing Company LLC, a Delaware limited liability company.

10.5	Thirteenth Amendment to Credit and Security Agreement, effective as of July 11, 2017, by and among MB Financial Bank, N.A., successor in interest to Cole Taylor Bank, Mendocino Brewing Company, Inc., a California corporation, and Releta Brewing Company LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: July 17, 2017	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary